FROM THE DESK OF
MATTHEW CROUCH

July 16, 2010

Board of Directors
Gener8Xion Entertainment, Inc.
7095 Hollywood Blvd Suite 1260
Hollywood, CA 90028
323-874-9888

I, Matthew W. Crouch, hereby resign as Chief Executive Officer, Chairman, and Director of Gener8Xion Entertainment, effective July 16th, 2010.

Matthew W. Crouch

3556 MULTIVIEW DRIVE, LOS ANGELES, CALIFORNIA 90068